IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


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                                                       )
                                                       )
GOLDEN CYCLE, LLC,                                     )
and CEDE & CO.,                                        )
                        Petitioner,                    )
                        Nominal Petitioner,            )
                                                       )   C.A. No. ________
                       v.                              )
                                                       )
GLOBAL MOTORSPORT GROUP, INC.                          )
                        Respondent.                    )
                                                       )
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                      PETITION UNDER 8 DEL. C. SECTION 220

     Petitioner Golden Cycle, LLC, and nominal Petitioner Cede & Co. ("Cede"), by and through their undersigned counsel, for their petition allege as follows:

     1. Petitioner and Cede bring this action pursuant to Section 220 of the Delaware General Corporation Law for an order compelling Respondent Global Motorsport Group, Inc. to produce for inspection and copying all documents requested for inspection by demand dated March 25, 1998.

                                  THE PARTIES

     2. Petitioner is the beneficial owner of 528,700 shares of common stock, $0.001 par value (the "Shares"), of the Company. The Common Stock represents over ten percent of the Company's issued and outstanding capital stock.

     3. Cede is the record owner of most of the Shares, which it holds for the benefit of Petitioner.

     4. Respondent is a Delaware corporation. Its registered agent for service of process in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

                                   THE DEMAND

     5. On March 25, 1998, Cede executed a written demand under oath on behalf of Petitioner (the "Demand Letter"), which was delivered to Respondent at its principal place of business and its registered agent on the same day. The Demand Letter demanded the right, pursuant to Section 220 of the Delaware General Corporation Law, 8 Del. C., Section 220 ("Section 220"), to inspect and make copies and extracts from documents in the possession of Respondent. A true and correct copy of the Demand Letter is attached as Exhibit A.

     6. The Demand Letter set forth Petitioner's purposes in seeking to inspect Global's books and records. These purposes included:

          a. to evaluate the current direction of Respondent and its management;

          b. to ascertain the value of the Shares;

          c. to determine whether to sell or hold its Shares or whether to acquire additional Global stock; and

          d. to communicate with other holders of Global stock regarding matters relevant to stockholders.

These purposes are reasonably related to Petitioner's interests as a beneficial holder of over ten percent of Respondent's capital stock.

     7. Petitioner and Cede have complied with all of the provisions of Section 220 with respect to the form and manner of making a demand for inspection and copying of the demanded materials.

     8. In a letter dated April 1, 1998, Respondent's counsel stated Respondent "is unable to make a determination as to what information [Petitioners] request
 ... and for what purpose." Respondent's counsel also contended the purposes for the inspection are "inconsistent with other statements by Global Cycle." The April 1 letter is attached as Exhibit B.

     9. The April 1 letter constitutes a refusal to permit the requested inspection.

     10. By reason of the foregoing, Petitioner and Cede are entitled, pursuant to Section 220, to inspect and make copies of the demanded materials.

     WHEREFORE, Petitioner and Cede pray that this Court, pursuant to Section
220:

          a. Summarily order Respondent to permit Petitioner and Cede and their designated agents to inspect and copy all of the demanded materials, or, alternatively, order Respondent immediately to furnish Petitioner and Cede with copies of all the demanded materials;

          b. Summarily order Respondent to provide Petitioner and Cede with updated demanded materials as they become available; and

          c. Grant such other relief, including reasonable attorneys' fees and costs, as the Court may deem just and proper.

                                          WOLF, BLOCK, SCHORR &
                                          SOLIS-COHEN LLP

                                          BY: __________________________________
                                              David J. Margules
                                              Todd C. Schiltz
                                              One Rodney Square
                                              920 King Street, Suite 300
                                              Wilmington, DE 19801
                                              (302) 777-5860

DATE: April 2, 1998

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